Exhibit 5.1

Sidley Austin LLP 1001 Page Mill Road Building 1 Palo Alto, CA 94304 +1 650 565 7000 +1 650 565 7100 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

Founded 1866

January 20, 2017

Celsion Corporation
997 Lenox Drive, Suite 100
Lawrenceville, NJ 08648

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-215321, filed by Celsion Corporation, a Delaware corporation (the “Company”), on December 23, 2016 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 being filed with the SEC on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of: (i) shares of Common Stock, $0.01 par value per share of the Company (the “Common Stock”), (ii) base warrants to purchase shares of Common Stock (the “Base Warrants”) and (iii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), to be offered and sold at an aggregate price of up to $15,000,000 (such shares of Common Stock, the shares of Common Stock underlying the Base Warrants and the shares of Common Stock underlying the Pre-Funded Warrants are collectively referred to herein as the “Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon copies of the Registration Statement, the exhibits thereto, the form of Base Warrant, the form of Pre-Funded Warrant, the Company’s certificate of incorporation, as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as in effect on the date hereof (the “Bylaws”) and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares, the Base Warrants and the Pre-Funded Warrants by the Company (the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Celsion Corporation

January 20, 2017

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.     The Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Shares as contemplated by the Registration Statement; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, or, if any Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

2.     The Base Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such Base Warrants as contemplated by the Registration Statement; (iii) the actions described in paragraph 1 above shall have been taken; and (iv) certificates representing such issue of Base Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

3.     The Pre-Funded Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such Pre-Funded Warrants as contemplated by the Registration Statement; (iii) the actions described in paragraph 1 above shall have been taken; and (iv) certificates representing such issue of Pre-Funded Warrants shall have been duly executed, countersigned and issued and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

Celsion Corporation

January 20, 2017

For purposes of this opinion letter, we have assumed that (i) at the time of the issuance, sale and delivery of any Shares, the Certificate of Incorporation, the Bylaws and the Resolutions will not have been modified or amended and will be in full force and effect, that the consideration paid for each of the Shares will not be less than the par value thereof and that there will be a sufficient number of Shares authorized and then available for issuance under the Certificate of Incorporation and (ii) the Base Warrants and the Pre-Funded Warrants will each be in the form reviewed by us and will be governed by the laws of the State of New York, and that the Certificate of Incorporation, Bylaws and the Resolutions will not have been modified or amended and will be in full force and effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP